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                                                              Exhibit 10.15

                                        January 30, 1998


Med-Emerg International Inc.
2550 Argentia Road, Suite 205
Mississauga, Ontario
Canada M9L 2V4

Gentlemen:

     With reference to the letter from myself to the Company dated April 17, 1997 in which I extend a line of credit to the Company in the amount of US$500,000. I hereby amend such letter and increase the amount of the line of credit to US$800,000. The terms of the increased line of credit shall remain as established in the April 17, 1997 letter.

                                         Sincerely,



                                         /s/ Robert M. Rubin
                                         --------------------
                                         Robert M. Rubin


AGREED TO AND ACCEPTED:

MED-EMERG INTERNATIONAL, INC.



By: /s/ Carl Pahapill
    -----------------
    Carl Pahapill
    President